Exhibit 1.01

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Investor Relations	Media Relations
Monish Bahl CDC Corporation (678) 259-8510 monishbahl@cdcsoftware.com	Jennifer Buchhalter Articulate Communications Inc. (617) 451-7788 ext. 16 jbuchhalter@articulatepr.com

CDC Software Expands Distribution of its Pivotal CRM Solution in Asian Financial Services
Markets

Excel Technology to resell Pivotal CRM for Financial Services in Southeast Asia

HONG KONG– March 1, 2007 — CDC Software, a wholly owned subsidiary of CDC Corporation and a provider of industry-specific enterprise software applications and business services, announced today that it has signed a distributor agreement with Excel Technology International Holdings Ltd of Hong Kong, a wholly owned subsidiary of Excel Technology International Holdings Limited (HKSE: 8048) to resell its Pivotal CRM solution in Greater China and Southeast Asia.

This agreement expands sales of CDC Software’s Pivotal CRM for Financial Services, a customer relationship management solution tailored for the financial services industries, in Hong Kong, China, Singapore, Thailand, and Malaysia where Excel Technology has strong presence.

Excel Technology is a leading IT consulting company that specializes in financial services IT solutions for the banking and finance sectors in Asia. CDC Software’s Pivotal CRM for Financial Services is the industry’s most comprehensive CRM solution specifically tailored for the unique requirements of the financial services market. This solution offers specific functionality for institutional asset management, wholesale asset management (mutual fund wholesaling), capital markets, private banking/wealth management, and commercial banking.

“With Excel’s expertise in the financial services markets and its breadth of distribution operations in Asia, we expect to see further expansion of Pivotal CRM sales throughout the region,” said Eric Musser, president of CDC Software. “Financial services customers around the world can benefit greatly from Pivotal CRM’s out-of-the-box, industry-specific functionality that eliminates the high costs of customization and enables immediate return on investment.”

“We are excited to offer Pivotal CRM in our financial services product portfolio,” said Peggy Chan, CEO and chairman of Excel Technology. “The deep industry-specific functionality in Pivotal CRM will complement our own suite of banking products and will offer our banking and financial services customers greater insight into their operational performance, streamline business processes and improve responsiveness to their client demands.”

About Excel Technology International Holdings Limited
Excel Technology International Holdings Limited [Excel Technology, stock code: 8048, HKSE] is a leading financial technology provider in Asia. Excel Technology provides software and technology to support monetary authorities and central banks, major international and Chinese banks, multinational financial institutions and companies with cross border operations that require regional support. The company’s major business includes IT strategy planning and consulting, provision of Excel Technology’s financial product suites, development outsourcing, and Application Service Provider (ASP) services. Headquartered in Hong Kong, Excel Technology has over 500 staff with offices in Beijing, Hangzhou, Dalian, Shanghai, Shenzhen, Taiwan, Tokyo, Singapore and Kuala Lumpur. Website: www.excel.com.hk.

About CDC Corporation
The CDC family of companies includes CDC Software focused on enterprise software applications and services, CDC Mobile focused on mobile applications, CDC Games focused on online games, and China.com focused on portals for the greater China markets. For more information about CDC Corporation, please visit www.cdccorporation.net.

About CDC Software
CDC Software, The Customer-Driven Company™, is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes the Pivotal CRM (customer relationship management), Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Ross ERP (enterprise resource planning) and SCM (supply chain management), MVI real-time performance management, IMI warehouse management and order management, Platinum China HR (human resource) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, and wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, outsourced business services, application management and offshore development. CDC Software is the enterprise software unit of CDC Corporation (NASDAQ: CHINA) and is ranked number 18 on the Manufacturing Business Technology 2006 Global 100 List of Enterprise and Supply Chain Management Application vendors. For more information, please visit www.cdcsoftware.com.

About Pivotal CRM for Financial Services
Pivotal CRM enables clear, competitive differentiation by addressing the customer-facing needs of financial services enterprises in the capital markets, commercial and private banking, institutional asset management, and retail asset management industries. The solution is a highly flexible, best-in-class suite of CRM applications that are easily adapted to model the business practices that make each company unique. The Pivotal CRM software suite includes a powerful application platform and additional capabilities in analytics, mobile CRM, partner management and marketing automation.

Designed to produce meaningful increases in revenues, margins, and customer loyalty, Pivotal CRM is used by more than 2,000 companies around the world including Allianz Dresdner Asset Management, Farm Credit Services of America, Federal Home Loan Bank of Atlanta, Julius Baer Investment Management, Mellon Asset Management, Morgan Keegan & Company, Vantage Credit Union, Visa International Asia Pacific and The Ziegler Companies. For more information about Pivotal CRM for Financial Services, please visit: www.pivotal.com/industry/financial-services.

Forward Looking Statement
This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, and includes statements relating to Excel, the ability of Pivotal to address the needs of its financial services customers specifically in Asia, and the potential growth of Pivotal CRM in southeast Asia These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the service industry; the continued ability of Pivotal solutions to address industry-specific requirements of financial services; demand for and market acceptance of new and existing enterprise software and services; development of new functionalities. Further information on risks or other factors that could cause results to differ are detailed in filings or submissions with the United States Securities and Exchange Commission made by our parent, CDC Corporation, including its Annual Report for the year ended December 31, 2004 on Form 20-F filed on June 30, 2005 (and amended on October 11, 2005).  All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release.  The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise.

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